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                                                                   Exhibit 10.35



                             SHAREHOLDERS AGREEMENT

     THIS SHAREHOLDERS AGREEMENT ("Agreement") is entered into effective as of the 1st day of September, 1997, by and among SUPERSHUTTLE INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as "SSI"), SHUTTLE EXPRESS, INC., a Maryland corporation (hereinafter referred to as the "Company"), and YELLOW HOLDING, INC., a Maryland corporation (hereinafter referred to as "Yellow"). SSI and Yellow are herein sometimes referred to collectively as the "Shareholders", and each singly as "Shareholder".

     WHEREAS, the Shareholders aggregately own all of the capital stock of the Company (hereinafter referred to as "Shares"), and they and the Company wish to restrict stock ownership of the Company to parties with whom they mutually choose to deal to assure the continued ease of administration of the Company's business.

     WHEREAS, the parties desire to promote their individual interests and the interests of the Company by imposing certain restrictions and obligations on the Shareholders, the Company, and the Shares.

     NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants hereinafter contained, and for other good and lawful consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1
                         RESTRICTION ON SALE OF SHARES

     1.1 Endorsement of Stock. Upon the execution of this Agreement, the certificates representing the Shares shall be surrendered to the Secretary of the Company and endorsed as follows:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT TO WHICH THE COMPANY IS A PARTY, AND NONE OF SUCH SHARES, OR ANY INTEREST THEREIN, SHALL BE TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT AS PROVIDED IN SUCH AGREEMENT. A COPY OF THE AGREEMENT IS ON FILE IN THE OFFICE OF THE COMPANY AND WILL BE MADE AVAILABLE FOR INSPECTION TO ANY PROPERLY INTERESTED PERSON WITHOUT CHARGE WITHIN FIVE (5) WORKING DAYS AFTER THE COMPANY'S RECEIPT OF A WRITTEN REQUEST.


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     A copy of this Agreement, together with any amendments thereto shall remain on file with the Secretary of the Company and shall be available for inspection to any properly interested person without charge within five (5) working days after the Company's receipt of a written request therefor.

     Subject to the terms of this Agreement, the Shareholders shall be entitled to exercise all rights of ownership in the Shares.

     No shares of any class of stock of the Company, other than the Shares, are presently issued and outstanding. If the Company issues additional shares, the Company shall cause all shares so issued to bear the above endorsement, and to be subject to all the terms and conditions of this Agreement, and such shares shall for all purposes be deemed "Shares" hereunder. Each person receiving such issued shares shall automatically be deemed a "Shareholder" hereunder, and in furtherance thereof, each such person shall execute and deliver to the parties hereto an agreement in writing to be bound by this Agreement.

     1.2 Restrictions on Transfer or Encumbrance. Except as otherwise set forth in this Agreement, no Shareholder shall, without the prior written consent of all other Shareholders, transfer, or permit the transfer of, all or any part of the Shares, or any interest therein, whether legal or beneficial, now owned or hereafter acquired by such Shareholder. Any attempted transaction not in compliance with this Section 1.2 shall be void. As used in this Agreement, the verb "transfer," in whatever form, number or tense, shall mean, as the case may be, encumber or in any manner use as collateral, to transfer, or to sell or otherwise to dispose of, or suffer disposition or encumbrance, voluntarily or involuntarily.

                                   ARTICLE II
                    SPECIFIC OPTIONS BETWEEN SSI AND YELLOW

     2.1 Call and Put Options. SSI shall have a call option and Yellow shall have a put option on the shares of stock of the Company owned by Yellow as follows. SSI may exercise its call option at any time after the date thereof through 5:00 p.m., Baltimore Time, June 1, 1999. Yellow may exercise its put option only for the period between January 1, 1999 through 5:00 p.m., Baltimore Time, June 1, 1999. The purchase price for either SSI's call option or Yellow's put option shall be equal to 4.5 times the product of one-half (1/2) of the Earnings Before Income Taxes ("EBIT") of the Company for the 12-month period ending the calendar month immediately preceding the exercise of the put or call option, but in no event for a price of less than One Million Dollars ($1,000,000.00) The EBIT of the Company for the relevant period shall be determined by the accountant regularly employed by the Company at the time of the triggering event, or if for any reason that accountant is then unable or unwilling to act, or if there be no such accountant, then any certified public accountant acceptable to the parties may be retained by for this purpose.

     The payment of the purchase price in the event of the exercise of a put or call option shall be paid, at the option of SSI, as follows:

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     An initial payment in cash at the closing of such sale of twenty-five percent (25%) of said price, with the balance payable in equal monthly installments over a period of thirty-six (36) months. The balance shall be evidenced by a promissory note bearing interest at the prime rate of interest charged by the primary bank of the Company in effect at the time of the closing. Yellow shall retain a security interest in the shares transferred as security for performance of SSI's obligations under the promissory note, and SSI agrees to execute and deliver such instruments (including share certificates) and documents as shall be necessary to create and perfect such security interest.

     2.2 Rejection of Yellow's Put Option By SSI. The foregoing notwithstanding, SSI may reject Yellow's exercise of its put option, in which event either party may immediately market all but not less than all of the authorized, issued and outstanding stock or assets of the Company, for a period of 12 months, to any bona fide third party purchaser. Upon receipt of a bona fide offer from a third party purchaser acceptable to the party obtaining the offer, the other party shall not unreasonably withhold its consent to the sale of its stock (or substantially all of the assets) of or in the Company to said third party purchaser. The total consideration to be received for the sale of all of the Company's outstanding stock or all of its assets shall be shared equally by SSI and Yellow.

     In addition, if SSI rejects the put option of Yellow then SSI shall cause one of the directors of the Company who had been appointed by SSI to resign and such director shall be replaced by the President of Yellow. SSI agrees to vote its shares in such manner as to elect the President of Yellow as the fifth director of the Company.

                                  ARTICLE III
                           TRANSFERS TO THIRD PARTIES

     3.1 Offering Notice; Non-Cash Consideration, Involuntary Transfers. Each Shareholder hereby covenants, during the term of this Agreement, not to transfer, or permit the transfer of, any Shares, or any interest therein, whether legal or beneficial, to any third party until June 2, 1999, and then only after first offering to transfer the same to or for the benefit of the Company or the Shareholders as provided in this Article.

     (a) The Offering Notice. Any Shareholder (the "Selling Shareholder") having received a bona fide offer from a third party and desiring to accept the offer, or desiring to transfer any Shares to a third party, shall before accepting the offer or proposing the transfer submit the offer or proposal in writing to each of the other Shareholders (individually called "Optionee" and collectively called "Optionees") and to the Company. The offer or proposal (the "Offering Notice") shall identify the number of Shares and the interest therein that the Selling Shareholder proposes to transfer (the "Offered Shares"), and shall set forth the consideration for which the Offered Shares are proposed to be transferred, the identity and the address of the third party (the "Proposed Purchaser"), and all other terms and conditions of the proposed transaction.



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     (b) Non-Cash Consideration. In the event the Offering Notice sets forth a cash value for non-cash consideration, the Company and each Optionee shall have ten (10) days, beginning with the day following receipt of the Offering Notice by the Company and all Optionees, to make written, good faith objections to the cash value specified for all or any part of the non-cash consideration. If the Company or any Optionee objects to the cash value specified in the Offering Notice for all or any part of the non-cash consideration, each objecting party shall notify the Selling Shareholder, the Secretary of the Company, and the other Optionees, as the case may be, in writing setting forth the cash value he or it would assign to the disputed non-cash consideration and the reason(s) therefor. If after ten (10) days, beginning with the day following receipt of each such notice of objection by the Selling Shareholder, the Company and all Optionees, there remains any objection to the cash value of any item of non-cash consideration, the dispute over the cash value of such items shall be submitted for arbitration pursuant to Section 4.4(o) hereof.

     (c) Involuntary Transfer. Any Shareholder who becomes aware that there is a reasonable possibility Shares held by such Shareholder or any other Shareholder may be transferred involuntarily in the reasonably foreseeable future shall provide written notice to the Company and all other Shareholders describing in reasonable detail the known circumstances concerning the possible transfer and thereafter keep the Company and other Shareholders reasonably informed with respect to the potential transfer. The date upon which an involuntary transfer becomes effective shall be an "Involuntary Transfer Date" for purposes of this Agreement. In the event of the occurrence of an Involuntary Transfer Date, any person or entity who receives Shares as a result of the transfer that occurred on the Involuntary Transfer Date shall be deemed to be a "Selling Shareholder" for purposes of this Agreement, such Shares shall be deemed to be "Offered Shares", and upon receipt of notice of such event, the Company shall send written notice of such event identifying the number of Shares and the interest therein held by the Selling Shareholder to all "Optionees," who shall consist for this purpose of all Shareholders other than the Selling Shareholder and the Shareholder, if any, from whom the Selling Shareholder acquired the Shares, and such notice shall be deemed to be an "Offering Notice." Such Optionees and the Company shall have the right to purchase such Shares pursuant to Section 3.2.

     3.2 Options to Purchase.

     (a) First Option. The Company shall have an option, continuing for thirty
(30) days, beginning with the day following receipt of the Offering Notice, to elect to acquire all or any part of the Offered Shares on the terms set forth in
Section 3.4 hereof. If the Company elects to acquire all of the Offered Shares, the Secretary of the Company shall, no later than the last day of the Company's thirty (30) day option period, notify the Selling Shareholder and Optionees of its decision in writing. (As used in this section and hereinafter in this Agreement, the verb "acquire," in whatever form, number or tense, shall mean, as the case may be, to take as security or as collateral, to accept a transfer, to purchase, or otherwise to acquire.)

     (b) Second Option. If the Company elects not to exercise its option under the preceding subsection or elects to acquire less than all the Offered Shares, the Secretary of the Company shall,

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no later than the last day of the Company's thirty (30) day option period, notify the Selling Shareholder and Optionees of its decision in writing. Each Optionee then shall have an option, continuing for a period of thirty (30) days, beginning with the day following receipt of such notice by all Optionees, to acquire, on the terms set forth in Section 3.4 hereof, all or any part of the Offered Shares not acquired by the Company in the same ratio as the total number of shares of the Company's capital stock owned by such Optionee bears to the total number of shares of the capital stock of the Company then outstanding and owned by all Optionees. Any Optionee desiring to acquire all or any part of the Offered Shares not acquired by the Company shall deliver to the Secretary of the Company within said thirty (30) day period a written election so to acquire the Offered Shares or a specified portion thereof up to his proportionate share.

     (c) Subsequent Options. If any Optionee does not elect to acquire his or its proportionate share, the Secretary of the Company shall give written notice thereof to all Optionees who elected to exercise their options (the "Exercising Optionees"), no later than five (5) days following the last day of the option period of the last Optionee to receive notice. Each Exercising Optionee shall then have a further option, continuing for five (5) days, beginning with the day following receipt of such notice by all Exercising Optionees, to elect to acquire the still unsold Offered Shares in the same ratio that the total number of shares of the Company's capital stock owned by him or it bears to the total number of shares of the capital stock of the Company then outstanding and owned by all Exercising Optionees. Any Exercising Optionee desiring to acquire all or any part of the Offered Shares not acquired by the Company or by any Optionee shall deliver a written election during said five (5) days period. Such notices and options shall continue to be given in the same manner and for the same periods until election(s) to acquire all of the Offered Shares are made, or until no Exercising Optionee is willing to exercise his or its option to acquire the remaining Offered Shares. Only an Exercising Optionee who shall have fully exercised his or its last option under this Section 3.2(c) shall be deemed to be an Exercising Optionee for purposes of notice and exercise of the next subsequent option, if any, under this Section 3.2(c).

     3.3 Failure to Acquire All Offered Shares. To the extent the Company and Optionees collectively do not elect pursuant to Section 3.2 to acquire all the Offered Shares, then, if applicable, (i) the options granted hereunder to the Company and Optionees shall, for purposes of the Offering Notice only, be forfeited and the Selling Shareholder may complete the transaction with the Proposed Purchaser, no later than the thirtieth (30th) day following the last day of the last option period provided for herein, for the consideration per Offered Share, for all, but not less than all the Offered Shares and upon all the terms and conditions set forth in the Offering Notice, or (ii) with respect to Offered Shares acquired upon an Involuntary Transfer Date, the Company shall record the Selling Shareholder as the owner of record of such Shares. The Offered Shares shall for all purposes remain subject to this Agreement and the Proposed Purchaser, any person taking the Shares as collateral pursuant to a pledge or other encumbrance, or any person holding such Shares on account of the occurrence of an Involuntary Transfer Date shall, upon completion of the transaction, immediately and automatically be deemed a Shareholder hereunder and shall be bound by this Agreement. If requested by the Company or any Shareholder, any such transferee shall, as a condition to transfer, agree in writing to be bound by the terms of this Agreement, including, in the case of a person taking

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Shares as collateral, the requirement that he or it provide notice of default and/or foreclosure to the Shareholders and the Company pursuant to Section 3.1. A person taking the Shares as collateral pursuant to a pledge or other encumbrance shall not have the right to exercise any option under Section 3.2 by virtue of his so holding such shares as collateral or following foreclosure. If the transaction with the Proposed Purchaser is not consummated by such thirtieth (30th) day pursuant to the exact terms and conditions set forth in the Offering Notice, then all the provisions of this Agreement shall be deemed to apply again to all the Offered Shares.

     3.4 Election to Acquire Offered Shares. If the Company and/or the Optionees elect to acquire Offered Shares pursuant to Section 3.2 hereof, the Company and each Exercising Optionee shall be obligated to consummate his or its election to acquire the Offered Shares pursuant to such election(s) no later than the sixtieth (60th) day following the last exercise of an option, or the sixtieth (60th) day following the determination of the Fair Market Value pursuant to Section 3.5, if applicable (the "Closing").

     The price to acquire each Offered Share shall be the price, if any, set forth in the Offering Notice (computed on the basis of the cash value of all consideration as determined under Section 3.1(b)), or otherwise the Fair Market Value as defined in Section 3.5 hereof or. With respect to a transfer that is not an involuntary transfer, the price shall be paid upon the terms set forth in the Offering Notice. With respect to involuntary transfers, the price may be paid by the Company and/or each Exercising Optionee, as they, in their sole discretion elect, as follows:

     (a)  cash in full, payable at the time of the Closing; or

     (b) (except in the event the Selling Shareholder proposes only pledge, encumber or otherwise use the Offered Shares as collateral) an initial payment in cash at the closing of twenty-five percent (25%) of said price, with the balance payable in equal monthly installments over a period of thirty-six (36) months. The balance shall be evidenced by a promissory note bearing interest at the prime rate of interest charged by the primary bank of the Company in effect at the time of the closing. The Selling Shareholder shall retain a security interest in the Offered Shares subject to the exercised option as security for performance of the Company's and/or the Exercising Optionees obligations under the promissory note, and the Exercising Optionee and/or Company agree to execute and deliver such instruments (including share certificates) and documents as shall be necessary to create and perfect such security interest.

     When the Offering Notice pertains to an offer to lend funds to the Selling Shareholder, secured by Shares of the Company, the Exercising Optionees sole option shall be to elect to lend the funds on the terms set forth in the Offering Notice.

     3.5  Fair Market Value.
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     (a) The Fair Market Value of a Share of the capital stock of the Company shall mean that value which is determined pursuant to this Section 3.5. The Fair Market Value may be mutually agreed upon by the selling and acquiring parties of the shares of Stock. If the parties do not mutually agree upon the Fair Market Value of a share of Stock within ten (10) days after delivery of a written notice of exercise of a purchase right or obligation under this Agreement, then the Fair Market Value of a share of Stock shall be equal to the fair market value of such share as determined as of the date of such notice pursuant to Section 3.5(b) below.

     (b) The net worth of the Company for purposes of this Agreements shall be computed and determined as follows:

     (1) The net worth of the Company shall be equal to 4.5 times the Earnings Before Income Taxes ("EBIT") of the Company for the 12-month period ending the calendar month immediately preceding the date of the notice of exercise. The EBIT of the Company for the relevant period shall be determined by the accountant regularly employed by the Company at the time of the notice of exercise, or if for any reason that accountant is then unable or unwilling to act, or if there be no such accountant, then any certified public accountant acceptable to the parties may be retained by for this purpose. Any dispute in the selection of an accountant which continues for more than thirty (30) days shall be resolved by arbitration pursuant to Section 4.4(o) of this Agreement.

     (3) The Fair Market Value of a share of stock of the Company shall be its allocate portion of the Company's net worth so determined.



                                   ARTICLE IV
                               GENERAL PROVISIONS

     4.1 Termination. This Agreement shall terminate upon the occurrence of either of the following events:

     (a) Bankruptcy of the Company; or

     (b) Voluntary agreement of the Company and all Shareholders.

     (c) Upon ownership of all of the Company's outstanding capital stock being vested in one person.

     "Bankruptcy" shall mean the occurrence of any of the following events with respect to the Company: if (1) it is dissolved; (2) it becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) it makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) it institutes or has instituted against it a proceeding seeking relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for the winding-up or liquidation of the Company and, in




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the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for the winding-up or liquidation of the Company or (B) is not dismissed, discharged, stayed or restrained in each case within 90 days of the institution or presentation thereof, (5) it has a resolution passed for its winding-up or liquidation; (6) it weeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) any event occurs with respect to the Company which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (6) inclusive; or (8) the Company takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

     4.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns; provided, however, that except as otherwise expressly provided in this Agreement, no Shareholder shall assign any rights, obligations or interest hereunder without the prior written consent of all other Shareholders.

     4.3. Amendment. This Agreement may only be amended by a written agreement approved by the Board of Directors of the Company and all the Shareholders. Any agreement so approved shall be executed by the Company and the Shareholders and filed with the corporate records.

     4.4. General. Except to the extent inconsistent with the express language of the foregoing provisions of this Agreement, the following provisions shall govern the interpretation, application, construction and enforcement of this Agreement.

     (a) Notice. Any notice from one party to the other shall be deemed given when delivered to, or on the day after being sent by a nationally recognized overnight courier service addressed to, the person at the address listed below or to such other person and/or address as may be designated from time to time in writing:

To SSI:                  SuperShuttle International, Inc.
                         4610 S. 35th Street
                         Phoenix, Arizona 85040
                         Attn: Brian Wier, President

With a copy to:          Oman, Schulenburg & Politan, P.L.C.
                         4801 E Greenway Road
                         Scottsdale, AZ 85254
                         Attn: Steven P. Oman, Esq.

To Company:              Shuttle Express, Inc.
                         508 DiGuilian Blvd.
                         Glen Burnie, Maryland 21061
                         Attn: Marty Haynes


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
With a copy to:          Moldawer & Marshall, P.C.
                         30 Courthouse Square, Suite 300
                         Rockville, Maryland 20850
                         Attn: Alan B. Moldawer, Esq.

To Yellow:               Yellow Holding, Inc.
                         2100 Huntingdon Avenue
                         Baltimore, Maryland 21211
                         Attn: Terry Oates

With a copy to:          Moldawer & Marshall, P.C.
                         30 Courthouse Square, Suite 300
                         Rockville, Maryland 20850
                         Attn: Alan B. Moldawer, Esq.


     (b) Additional Acts and Documents. Each party hereto agrees to do all such things and take all such actions, and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Agreement.

     (c) Authority. Each of the parties hereto represents and warrants to each other party hereto that this Agreement has been duly authorized by all necessary action and that this Agreement constitutes and will constitute a binding obligation of each such party.

     (d) Attorney Fees. If suit is brought or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect any moneys due hereunder, or to collect money damages for breach hereof, or in connection with any arbitration or action arising out of this Agreement, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorney fees, court costs, arbitration costs, costs of investigation and other related expenses incurred in connection therewith.

     (e) Counterparts. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

     (f) Time. Time is of the essence of this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

     (g) Waiver. Failure of any party to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of any existing breach.



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
     (h) Integration Clause, Oral Modification. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and all agreements entered into prior hereto are revoked and superseded by this Agreement, and no representations, warranties, inducements or oral agreements have been made by any of the parties except as expressly set forth herein, or in other contemporaneous written agreements.

     (i) Captions. Captions and sections headings used herein are for convenience only, are not a part of this Agreement, shall not be deemed to limit or alter any provisions hereof, and shall not be deemed relevant in construing this Agreement.

     (j) Governing Law. This Agreement shall be deemed to be made under, and shall be construed in accordance with and shall be governed by , the laws of the State of Maryland.

     (k) Indemnity. Each party to this Agreement agrees to indemnity each other party, and hold it harmless, for, from and against all claims, damages, costs and expenses (including reasonable attorney fees) attributable, directly or indirectly, to the breach by such indemnifying party of any obligation hereunder.

     (l) Interpretations. To the extent permitted by the context in which used,
(i) words in the singular number shall include the plural, (ii) words in the masculine gender shall include the feminine and neuter, and vice versa, and
(iii) references to "persons" or "parties" in this Agreement shall be deemed to refer to natural persons, corporations, general partnerships, limited partnerships, trusts and all other entities.

     (m) Interest on Overdue Amounts. To the extent any amount becomes due and owing hereunder, the party to whom such amount is payable shall be entitled to receive, in addition to such amount, interest thereon at the higher of 12% per annum or the rate specified in Section 2.4 hereof, from and after the date on which notice of delinquency is given to the party or parties owing the amount so due.

     (n) Specific Performance. In addition to such other remedies as may be available under applicable law, the parties acknowledge that the remedies of specific performance and/or injunctive relief shall be available and proper in the event any party fails or refuses to perform its duties hereunder.

     (o) Arbitration. In the event any dispute or controversy arising out of this Agreement cannot be settled by the parties, such controversy or dispute shall be submitted to arbitration in Baltimore, Maryland, and for this purpose each party hereby expressly consents to arbitration in such place. In the event the parties cannot mutually agree upon an arbitrator and procedure to settle their dispute or controversy within fifteen (15) days after written demand by one of the parties for arbitration, then the dispute or controversy shall be arbitrated by a single arbitrator pursuant to the then-existing rules and regulations of the American Arbitration Association governing commercial transactions. The decision of the arbitrator shall be binding upon the parties hereto for all purposes, and judgment to enforce any such binding decision may be entered in any court having jurisdiction thereof. At the request of either party, arbitration proceedings shall be conducted in the utmost secrecy. In such case, all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy, available for inspection only by either party and by their attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy. In all other respects, the arbitration shall be conducted pursuant to the Uniform Arbitration Act as adopted and regulations of the American Arbitration Association governing commercial transactions to the extent such rules and regulations are not inconsistent with such Act or this Agreement.

     (p) Exhibits. Any Exhibit attached hereto shall be deemed to have been incorporated herein by this reference, with the same force and effect as if fully set forth in the body hereof.

     (q) Invalidity. Notwithstanding any other term or provision of this Agreement, if any right or interest created by or in connection with this Agreement would be invalid or unenforceable if not subject to the terms contained in this sentence, such interest or right shall terminate twenty (20) years after the date of death of the last to die of the parties and the children of the parties living at the time of creation of such right or interest.

     (r) Severability. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

     (s) Business Day; Time for Performance. Any reference in this Agreement to "business day" shall refer to a Monday, Tuesday, Wednesday, Thursday or Friday on which a majority of the banks (by number) having their principal executive offices in Baltimore, Maryland are generally open for business in that City. If the date on which an act specified to occur or be performed under this Agreement shall not be a business day, or if the last day on which an election, notice or other act can be made or accomplished under this Agreement shall not be a business day, then the same shall be timely if it occurs or is performed, made or accomplished on the next following business day.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first written above.

SHUTTLE EXPRESS, INC.
a Maryland corporation



By:  [Signature Not Legible]
     ----------------------------------

Its: President
     -----------------------------------

YELLOW HOLDING, INC.
a Maryland corporation




By:  /s/ Mark Joseph
     ------------------------------
Its: President
     -----------------------------


SUPERSHUTTLE INTERNATIONAL, INC.
a Delaware corporation


By:  /s/ Tom LaVoy
     ------------------------------
Its: CFO/Treasurer
     -----------------------------

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
                                 ATTACHMENT "E"


                       CONSOLIDATED FINANCIAL STATEMENTS

             for the years ended September 30, 1995, 1996 and 1997